                                                                  Rule 424(b)(3)
                                                                       333-55945

                                BRIGHTPOINT, INC.

                      Supplement dated February 23, 2000 to
            Prospectus dated July 2, 1998, as previously supplemented


         This following table sets forth certain updated information concerning the beneficial ownership of LYONs and the amount of LYONs that may be sold by the Selling Holders named below.

Selling Holder                     Principal               Principal
--------------                     Amount of LYONs         Amount of LYONs
                                   Beneficially            That May Be
                                   Owned                   Offered Hereby
                                   ---------------         ---------------

Aragon Investments Ltd.              $1,180,000(1)            $1,180,000(1)

Citadel Trading Group L.L.C.           $720,000(1)              $720,000(1)

HBK Master Fund L.P.                $16,975,000(2)            $1,900,000(2)



(1) The information regarding ownership of LYON's provided by the Selling Holder listed herein is as of January 14, 2000.

(2) The information regarding ownership of LYONs provided by the Selling Holder listed herein is as of February 22, 2000.